                                                                   Exhibit 10.17

                       Confidential Treatment Requested

                          RESTRICTED STOCK AGREEMENT
                  UNDER THE BORON, LEPORE & ASSOCIATES, INC.
                       1996 STOCK OPTION AND GRANT PLAN


NAME OF GRANTEE: Gregory Boron

CLASS OF SHARES:  Class A Common Stock

NO. OF SHARES: 300,000                      GRANT DATE:  December 4, 1996

PER SHARE PURCHASE PRICE:  $.285

     The Company has heretofore completed a recapitalization and refinancing transaction. Pursuant to the Boron, LePore & Associates, Inc. 1996 Stock Option and Grant Plan (the "Plan"), Boron, LePore & Associates, Inc., a Delaware corporation (together with its successors, the "Company"), hereby grants, sells and issues to the person named above (the "Grantee"), who is an officer or full-time employee of the Company or any of the Subsidiaries (as defined below) of the Company, the number of shares of Class A Common Stock, par value $0.01 per share ("Common Stock"), of the Company indicated above (subject to the provisions below, the "Shares"), for the per share purchase price specified above, subject to the terms and conditions set forth herein and in the Plan.
The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company's agreement to issue and sell the Shares to him. The Company hereby acknowledges receipt of $85,500 in full payment for the Shares. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the date hereof.

     Section 1.  Definitions. For the purposes of this Agreement, the following
     ---------   -----------
terms shall have the following respective meanings:

     "Act" shall mean the Securities Act of 1933, as amended, and the rules and
      ---
regulations thereunder.

     "Bankruptcy" means (i) the filing of a voluntary petition under any
      ----------
bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Grantee or any Permitted Transferee, or (ii) the Grantee or any Permitted Transferee being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to his assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, and (iii) the Grantee or any Permitted Transferee being subject to a transfer of Restricted Shares by operation of law, except by reason of death.

     "Common Stock" shall mean the Company's Class A Common Stock, par value
      ------------
$0.01 per share, together with any shares into which such stock may be converted or exchanged.

     "Initial Public Offering" shall mean the consummation of the first fully
      -----------------------
underwritten, firm commitment public offering pursuant to an effective registration statement under the Act, other than on Forms S-4, S-8, S-14 or S-15 or their then equivalents, covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Common Stock shall be publicly held.

     "Permitted Transferees" shall mean any of the following to whom the Grantee
      ---------------------
may transfer Restricted Shares hereunder: the Grantee's spouse, parents, children (natural or adopted), stepchildren or grandchildren or a trust for their principal benefit of which the Grantor is the settlor; provided, however,
                                                             --------  -------
that any such trust does not require or permit distribution of any Shares during the term of this Agreement unless subject to its terms.

     "Restricted Shares" shall mean all of the Shares that are not Vested
      -----------------
Shares.

     "Sale Event" shall mean any of the following transactions:  (a) the
      ----------
dissolution or liquidation of the Company; (b) the sale of all or substantially all of the assets of the Company and its Subsidiaries to another person or entity; (c) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction; (d) the sale of the outstanding stock of the Company to an unrelated person or entity; or (e) any other transaction or series of transactions where the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction, in each case in which the Investors (as such term is defined in the certain Stockholders' Agreement dated as of December 4, 1996, to which the Grantee is a party) receive cash or other assets having a value upon Closing or effectiveness thereof in excess of $37.5 million plus all accumulated and unpaid dividends in respect of the shares acquired by them from the Company on December 4, 1996.

     "Shares" shall mean the number of shares of Common Stock being purchased by
      ------
the Grantee on the date hereof and any additional shares of Common Stock or other securities received as a dividend on, or otherwise on account of, the Shares, as contemplated by the first paragraph of this Agreement.

     "Subsidiary" shall mean any corporation or partnership of which stock or
      ----------
other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests is owned directly or indirectly by the Company.

     "Termination Event" shall mean the termination of the Grantee's employment
      -----------------
with the Company and its subsidiaries as a result of his resignation or other voluntary retirement at any time or termination at any time for cause (as such term is defined in Section 7(b) of the Employment Agreement dated as of December 4, 1996 between the Company and the Grantee).

     "Vested  Shares" shall mean all of the Shares that have vested in
      --------------
accordance with the vesting schedule attached as Exhibit A hereto.

     Section 2.  Purchase and Sale of Shares; Investment Representations.
     ---------   -------------------------------------------------------

     2.1.  Purchase and Sale.  On the date hereof, the Company hereby sells to
           -----------------
the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above for the purchase price per share set forth above.

     2.2.  Investment Representations.  In connection with the purchase and sale
           --------------------------
of the Shares contemplated by Section 2.1 above, the Grantee hereby represents and warrants to the Company as follows:

           (a) The Grantee is purchasing the Shares for his own account for investment only, and not for resale or with a view to the distribution thereof.

           (b) The Grantee has had such an opportunity as he has deemed adequate to obtain from the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company and has consulted with his own advisers with respect to his investment in the Company.

           (c) The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

           (d) The Grantee is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act.

           (e) The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

           (f) The Grantee understands that the Shares are not registered under the Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or "blue sky" laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or "blue sky" laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing.

     Section 3.  Repurchase of Restricted Shares.
     ---------   -------------------------------

     3.1.  Repurchase.  Upon the occurrence of a Termination Event or the
           ----------
Bankruptcy of the Grantee, the Company or its assigns shall repurchase and the Grantee and each Permitted Transferee shall sell to it or them all of the Restricted Shares held by the Grantee or any Permitted Transferee as of the date of such Termination Event or Bankruptcy at the per share purchase price set forth above, subject to adjustment as provided above. In addition, upon the Bankruptcy of any of the Grantee's Permitted Transferees, the Company or its assigns shall purchase and each such Permitted Transferee shall sell to it or them all of the Restricted Shares held by such Permitted Transferee as of the date of such Bankruptcy at a price equal to the per share purchase price set forth above, also subject to such adjustment. The purchase and sale arrangements contemplated by the preceding sentences of this Section 3.1 are referred to herein as the "Repurchase."

     3.2.  Closing Procedure.  The Company or its assigns shall effect the
           -----------------
Repurchase by delivering or mailing to the Grantee (and/or, if applicable, his Permitted Transferees) written notice within six (6) months after the Termination Event or Bankruptcy, specifying a date within such six-month period in which the Repurchase shall be effected. Upon such notification, the Grantee and his Permitted Transferees shall promptly surrender to the Company any certificates representing the Restricted Shares being purchased, together with a duly executed stock power for the transfer of such Restricted Shares to the Company or the Company's assignee or assignees (as contemplated by Section 6, if applicable). Upon the Company's or its assignee's receipt of the certificates from the Grantee or his Permitted Transferees, the Company or its assignee or assignees shall deliver to him, her or them a check for the purchase price of the Restricted Shares being purchased, provided, however, that the Company may pay the purchase price for such shares by offsetting and canceling any indebtedness then owed by the Grantee to the Company. At such time, the Grantee and/or any holder of the Restricted Shares shall deliver to the Company the certificate or certificates representing the Restricted Shares so repurchased, duly endorsed for transfer, free and clear of any liens or encumbrances. The Repurchase obligation specified herein shall survive and remain in effect as to Restricted Shares following and notwithstanding any public offering by or merger or other transaction involving the Company and certificates representing such Restricted Shares shall bear legends to such effect.

     3.3.  Remedy.  Without limitation of any other provision of this Agreement
           ------
or other rights, in the event that the Grantee, his or her Permitted Transferees or any other person or entity is required to sell his or her Restricted Shares pursuant to the provisions of this Section 3 and in the further event that he or she refuses or for any reason fails to deliver to the designated purchaser of such Restricted Shares the certificate or certificates evidencing such Restricted Shares together with a related stock power, such designated purchaser may deposit the purchase price for such Restricted Shares with any bank doing business within fifty (50) miles of the Company's principal office, or with the Company's independent public accounting firm, as agent or trustee, or in escrow, for the Grantee, his or her Permitted Transferees or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Grantee as provided above. Upon any such deposit and/or offset by the designated purchaser of such amount and upon notice to the person or entity who was required to sell the Restricted Shares to be sold pursuant to the provisions of this Section 3, such Restricted Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

     Section 4.  Restrictions on Transfer of Shares.
     ---------   ----------------------------------

           (a)   General.  None of the Shares now owned or hereafter acquired
                 -------
shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms and conditions of this Section 4. In connection with any transfer of Shares, the Company may require the transferor to provide at his or her own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act). Any attempted disposition of Shares not in accordance with the terms and conditions of this
Section 4 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Shares. Subject to the foregoing general provisions, Shares may be transferred pursuant to the following specific terms and conditions:

           (b)   Transfers to Permitted Transferees.  The Grantee may
                 ----------------------------------
sell, assign, transfer or give away any or all of the Shares to Permitted Transferees; provided, however, that such Permitted Transferee(s) shall,
             --------  -------
as a condition to any such transfer, agree to be subject to the provisions of this Agreement (including, without limitation, the provisions of Section 3 and this Section 4) and shall have delivered a written acknowledgment to that effect to the Company.

           (c)   Transfers Upon Death.  Upon the death of the Grantee or any
                 --------------------
Permitted Transferee the Shares may be transferred by operation of law to the estate, legal representatives, executors and administrators of the Grantee or any such Permitted Transferee. Any Shares which are Restricted Shares at the time at such death shall be subject to the Repurchase and all other Shares shall be and remain subject to Section 4(d), if applicable, and the Grantee's and any Permitted Transferee's estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Shares to the Company or its assigns if and to the extent contemplated hereby.

           (d)   Other Transfers; Notice; Right of First Refusal.  In the
                 -----------------------------------------------
event that the Grantee (or any transferee holding Shares subject to this Section 4(d)) desires to sell or otherwise transfer all or any part of the Vested Shares (but in no event Restricted Shares, which shall not be sold or transferred except as contemplated by Section 3.1, Section 4(b) or (c) or Exhibit A), the Grantee shall first comply with the provisions of the Stockholders' Agreement dated as of December 4, 1996 to which the Grantee is a party and thereafter shall give written notice to the Company of his intention to make such transfer. Such notice shall state the number of Vested Shares which the Grantee proposes to sell (the "Offered Shares"), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 10 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Grantee within the foregoing 10-day period. If the Company or its assigns elect to exercise its purchase rights of this Section 4(d), the closing for such purchase shall, in any event, take place within 30 days after the receipt by the Company of the initial notice from the Grantee. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 30-day period, the Grantee may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in his notice. Any Shares purchased by such proposed transferee shall no longer be subject to the terms of this Agreement. The provisions of this Section 4(d) shall terminate upon the closing of an Initial Public Offering.

     Section 5.  Legend.  Any certificate(s) representing the Shares shall carry
                 ------
substantially the following legends:

                 "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in a certain Restricted Stock Agreement dated December 4, 1996 between the Company and the holder of this certificate (a copy of which is available at the offices of the Company for examination)."

                 "The shares represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state. The shares may not be sold or transferred in the absence of such registration or an exemption from registration."

     Section 6.  Escrow.  In order to carry out the provisions of Sections 3 and
     ---------   ------
4 of this Agreement more effectively, the Company shall hold the Shares in escrow together with separate stock powers executed by the Grantee in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Shares, execute a like stock power as to such Shares. The Company shall not dispose of the Shares except as otherwise provided in this Agreement. In the event of any Repurchase, the Company is hereby authorized by the Grantee and each Permitted Transferee, as the Grantee's and each such Permitted Transferee's attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer Restricted Shares, the Company shall, at the written request of the Grantee, deliver to the Grantee (or the relevant Permitted Transferee) a certificate representing such Shares with the balance of the Shares to be held in escrow pursuant to this Section 6.

     Section 7.  Assignment.  At the discretion of the Board of Directors of the
     ---------   ----------
Company, the Company shall have the right to assign the right to exercise its obligation and rights with respect to the Repurchase or pursuant to Section 4(d) to any person or persons, in whole or in part in any particular instance, upon the same terms and conditions applicable to the exercise thereof by the Company, and such assignee or assignees of the Company shall then take and hold any Shares so acquired subject to such terms as may be specified by the Company in connection with any such assignment.

     Section 8.  Miscellaneous Provisions.
     ---------   ------------------------

     8.1.  Termination.  The restrictions on transfer of Vested Shares under
           -----------
Section 4(d) shall terminate on the closing of an Initial Public Offering; provided, however, that all other provisions shall remain in effect following the same until all of the Shares have become Vested Shares.

     8.2.  Record Owner; Dividends.  The Grantee and any Permitted Transferees,
           -----------------------
during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares. The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

     8.3.   Equitable Relief.  The parties hereto agree and declare that legal
            ----------------
remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this

Agreement.

     8.4.  Change and Modifications.  This Agreement may not be orally changed,
           ------------------------
modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

     8.5.  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware.

     8.6.  Headings.  The headings are intended only for convenience in finding
           --------
the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

     8.7.  Saving Clause.  If any provision(s) of this Agreement shall be
           -------------
determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

     8.8.  Notices.  All notices, requests, consents and other communications
           -------
shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Grantee shall be addressed to the address furnished by such holder to the Company.

     8.9.  Benefit and Binding Effect.  This Agreement shall be binding upon and
           --------------------------
shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

     8.10.  Counterparts.  For the convenience of the parties and to facilitate
            ------------
execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.


                                    BORON, LePORE & ASSOCIATES, INC.


                                    By: /s/ Patrick G. LePore
                                        -----------------------------
                                    Name:  Patrick G. LePore
                                    Title:  President


                                    GRANTEE


                                    /s/ Gregory Boron
                                    ----------------------------------
                                    Gregory Boron

                                    c/o Boron, LePore & Associates, Inc.
                                    17-17 Route 208 North
                                    Fair Lawn, NJ 07410

                                   EXHIBIT A

                                Vesting Schedule
                                ----------------


          1.  Time-Based Vesting.  The Shares shall vest and become Vested
              ------------------
Shares, to the extent not previously vested or repurchased, on December 4, 2003.

          2.  Vesting Events.  Notwithstanding the foregoing, Shares shall vest
              --------------
and become Vested Shares upon attainment of one or more specified Performance Objectives as set forth below.

          For purposes of vesting the Shares shall be deemed divided into five equal tranches of 60,000 shares each (subject to adjustment for stock splits and the like as provided in the attached Restricted Stock Agreement). An incremental tranche of Shares will vest each time an incremental Performance Objective set forth below is achieved (i.e., if only two Performance Objectives are achieved only two tranches (or 40%) of shares will vest whereas all five tranches will vest if five Performance Objectives are achieved). Vesting shall be deemed effective as of the closing of the transaction (in the case of the first Performance Objective) or as of the last day of the calendar year to which the Performance Objective relates (in the case of Performance Objectives 2 through 6). Determination of whether a Performance Objective has been met will be based (in the case of Performance Objectives 2 through 6) conclusively on the Company's audited financial statements for the relevant year following preparation thereof.

          The "Performance Objectives" are:

          1. Redemption prior to December 3, 1998 of the Company's Redeemable Preferred Stock (or Convertible Preferred Stock) for a cash payment in the amount of not less than $10 million plus all accumulated and unpaid dividends.

          2. Achievement of both revenues of $ * or more and earnings before interest, taxes and depreciation but after giving effect to amortization, and provided that EBITD shall not reflect the transactions described in Schedule 4.1 to that certain Preferred Stock Purchase Agreement dated as of December 4, 1996 ("EBITD") of $ * or more in any calendar year.

          3. Achievement of both revenues of $ * or more and EBITD of $ * or more in any calendar year.



-----------------------------------
* Confidential treatment requested.

          4. Achievement of both revenues of $ * or more and EBITD of $ * or more in any calendar year.

          5. Achievement of both revenues of $ * or more and EBITD of $ * or more in any calendar year.

          6. Achievement of both revenues of $ * or more and EBITD of $ * or more in any calendar year.

          For purposes of the foregoing:

               * A maximum of five performance objectives may be achieved. Thus, Performance Objective number 6 can be relevant only if Performance Objective number 1 is not attained by December 3, 1998; if Performance Objective number 1 is attained by then, attainment of Performance Objective number 6 cannot result in additional vesting.

               * More than one Performance Objective may be achieved (and accordingly more than one tranche of Shares may become Vested Shares) in any year. For example, if in 1997 revenues were $ * EBITD was $ * and the Redeemable Preferred Stock was redeemed in full, three tranches of shares (60%) would vest, with one tranche vesting as of the redemption date and two tranches vesting as of December 31, 1997.

               *    Vesting may be "caught up." For example, if revenues were $
                    * and EBITD was $ * in 1997, and revenues were $ * and EBITD was $ * million in 1998, no tranches would vest in 1997 but two would vest as of December 31, 1998.

               * The revenues and EBITD tests are conjunctive (i.e., if a revenues objective is met in a given year but the related EBITD test is not met, vesting of a tranche will not occur; vesting could occur if both tests were met in a subsequent year).

               * Once a Performance Objective has been achieved, resulting in the vesting of a tranche, an additional tranche can vest only if the revenues and


----------------------------------
* Confidential treatment requested.

                    EBITD move to the next level of Performance Objective (or upon redemption the preferred stock within two years). For example, if revenues were $ * and EBITD was $ * for 1997 one tranche would vest, and if revenues and EBITD were the same in the following year no additional tranches would vest. The next tranche would only vest when revenues and EBITD for a succeeding year reached the levels specified for Performance Objectives 3, 4, 5 or 6.

               * Revenues and EBITD will reflect revenues and expenses of or relating to acquired companies (including amortization), as well as the effect of divestitures, if any.

               * Should the Grantee's employment terminate due to death, disability or termination without cause, all Vested and Restricted Shares then held by him will continue to be held by him or his estate, heirs, etc. subject to the terms of the attached Restricted Stock Agreement, including inability to sell Restricted Shares before they vest due to the Company's performance or passage of time.

          3.   Sale Events.  In the event of a Sale Event, as defined in the
               -----------
attached Restricted Stock Agreement, any unvested tranches of Shares will be deemed Vested Shares as of the closing of such transaction (and the Repurchase and Section 4 of the attached Agreement shall no longer apply to such Shares). However, the vesting provisions set forth herein will not change upon an Initial Public Offering (as defined in the attached Restricted Stock Agreement) and the Repurchase under Section 3 of the attached Restricted Stock Agreement will remain in effect following any such event.

          4.   Termination of Vesting.  Notwithstanding the foregoing paragraphs
               ----------------------
of this Exhibit A or any provision of the Restricted Stock Agreement, no Restricted Shares shall vest after a Termination Event or Bankruptcy and all Restricted Shares as of the date of any Termination Event or Bankruptcy shall remain subject to the Repurchase.

          5.   Adjustment of Target Prices in Certain Events.  The numbers of
               ---------------------------------------------
Shares set forth above will be subject to adjustment in the case of a merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, in which case appropriate and proportionate adjustments shall be made as provided in the attached Restricted Stock Agreement, subject to Section 3 of this Exhibit A.

----------------------------------
* Confidential treatment requested.